Exhibit 10.7.1

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of November 15, 2012, is made by and between Sprouts Farmers Markets, LLC, a Delaware limited liability company (the “Company”), and Brandon Lombardi (the “Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement (the “Employment Agreement”) dated as of January 23, 2012 (the “Effective Date”); and

WHEREAS, the parties desire to amend the Employment Agreement as provided below.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereby agree as follows, in each case effective as of the Effective Date:

1. Amendment to Section 2. The second sentence of Section 2 shall hereby be amended to read in its entirety as follows:

“On the first annual anniversary of the Effective Date, the Term shall be extended for one additional year, unless during the prior 30 days, the Company or the Executive notifies the other in writing not to have the Term so extended.”

2. Ratification. All other provisions of the Employment Agreement remain unchanged and are hereby ratified by the Company and Executive.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.

Sprouts Farmer Markets, LLC

By:	/s/ Doug Sanders
Name: Doug Sanders
Title: President and CEO

Executive

By:	/s/ Brandon Lombardi
Brandon Lombardi